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                          AMENDED AND RESTATED BY-LAWS

                                       of

                         AMERICAN BIO MEDICA CORPORATION

                                   ARTICLE I

                                 THE CORPORATION


         Section 1. Name. The legal name of this corporation (hereinafter called the "Corporation") is AMERICAN BIO MEDICA CORPORATION.

         Section 2. Offices. The Corporation shall have its principal office in the State of New York. The Corporation may also have offices at such other places within and without the United States as the Board of Directors may from time to time appoint or the business of the Corporation may require.

         Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York". One or more duplicate dies for impressing such seal may be kept and used.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation in the State of New York or at such place, within or without the State of New York, as may be determined by the Board of Directors and as may be designated in the notice of that meeting.

         Section 2. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held in June of each year, or at such other time as is fixed in the notice of the meeting. If for any reason any annual meeting shall not be held at the time herein specified, the same may be held at any time thereafter upon notice, as herein provided, or the business thereof may be transacted at any special meeting called for the purpose.

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         Section 3. Special Meetings. Special meetings of the shareholders may be called by the President whenever he deems it necessary or advisable. A special meeting of the shareholders shall be called by the President whenever so directed in writing by a majority of the entire Board of Directors or whenever the holder of one-third (1/3) of the number of shares of the capital stock of the Corporation entitled to vote at such meeting shall, in writing, request the same.

         Section 4. Notice of Meetings; Waiver. Notice of the date, time and place of the annual and of each special meeting of the shareholders shall be given to each shareholder entitled to vote in person, electronically, by mail, or by prepaid telegram. This notice shall be given not less than ten (10) and not more than sixty (60) days before the date of each meeting. If mailed or telegraphed, it should be directed to shareholder at the address last shown on the books of the Corporation. No publication of the notice of meeting shall be required. A shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, by electronic transmission, or by so stating in writing, either before or after the meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the shareholders. Notice of the annual meeting and each special meeting of the shareholders shall indicate that it is being issued by or at the direction of the person or persons calling the meeting, and shall state the name and capacity of each such person. Notice of each special meeting shall also state the purpose or purposes for which it has been called. Neither the business to be transacted at nor the purpose of the annual or any special meeting of the shareholders need be specified in any written waiver of notice.

         Section 5. Record Date for Shareholders. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty
(60) days nor less than ten (10) days before the date of such meeting, nor more then sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; (2) the record date for determining shareholders for any purpose other than that specified in subparagraph (1) shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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         Section 6. Proxy Representation. Every shareholder entitled to vote may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy shall be voted or acted upon not later than eleven months from its date unless such proxy provides for a longer period.
Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in Section 609 of the New York Business Corporation Law or similar law.

         Section 7. Presiding Officer.

                (a) Meetings of the shareholders shall be presided over by the Chairman of the Board of Directors, or, if he or she is not present, by the Chief Executive Officer, or if he or she is not present, by the President, or if he or she is not present, by a Vice-President, or if neither the Chairman of the Board of Directors nor the Chief Executive Officer nor the President nor a Vice-President is present, by a chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation, or, in her or his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the Board of Directors shall choose any person present to act as secretary of the meeting.

                (b) The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations of the time allotted to questions, or comments on the affairs of the corporation taken up by any one shareholder, restriction or entry to such meeting after the time prescribed for the commencement thereof and the openings and closing of the voting pools.

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         Section 8. Voting at Shareholder's Meetings. Each share of stock shall entitle the holder thereof to one vote in person or by proxy for each share of stock having voting rights registered in his or her name on the books of the Corporation. A shareholder may vote his or her shares through a proxy appointed by a written instrument signed by the shareholder or by a duly authorized attorney-in-fact and delivered to the secretary of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the New York Business Corporation Law prescribes a different percentage of votes or a different exercise of voting power. In the election of directors, and for any other action, voting need not be by ballot.

         Section 9. Quorum and Adjournment. Except for a special election of directors pursuant to Section 603 of the New York Business Corporation Law, the presence, in person or by proxy, of the holders of a majority of the shares of the stock of the Corporation outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum at any meeting of the shareholders. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders. If at any meeting of shareholders there shall be less than a quorum so present, the shareholders present in person or by proxy and entitled to vote thereat, may adjourn the meeting from time to time until a quorum shall be present, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not adjourned.

         Section 10. List of Shareholders.

         (a) A complete list of the shareholders of the Corporation entitled to vote at the ensuing meeting shall be prepared by the Secretary, or other officer of the Corporation having charge of the Stock Transfer Books. This list shall be certified by the officer of the Corporation responsible for its preparation or by a transfer agent. This list shall be available at the meeting and shall be open to inspection by any shareholder at any time during the meeting.

         (b) The original Stocks Transfer Books shall be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at any meeting of the shareholders.

         (c) Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meetings of the shareholders.

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         Section 11. Inspectors of Election. The Board of Directors, in advance of any meeting shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof. Inspectors may, but need not, be officers or employees of the Corporation. If an inspector or inspectors are not appointed, the person presiding at the meeting may, and at the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, questions or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by them.

         Section 12. Action of the Shareholders Without Meetings. Any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting or written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of the shareholders.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Number of Directors. The number of directors shall be at least three (3). The number of directors may be fixed from time to time by action of a majority of the entire Board of Directors or of the shareholders at an annual or special meeting, or, if the number of directors is not so fixed, the number shall be three or shall be equal to the number of shareholders, whichever is less. No decrease in the number of directors shall shorten the term of any incumbent director.

         Section 2. Election and Term. The initial Board of Directors shall be elected by the incorporator and each initial director so elected shall hold office until the first annual meeting of shareholders and his successor has been elected and qualified. Thereafter, each director who is elected at an annual meeting of shareholders, and each director who is elected in the interim to fill a vacancy or a newly created directorship, shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

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         Section 3. Filling Vacancies, Resignation, and Removal. Any director may tender his resignation at any time. Any director or the entire Board of Directors may be removed, with or without cause, by vote of the shareholders. In the interim between annual meetings of shareholders or special meetings of shareholders called for the election of directors or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the resignation or removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         Section 4. Qualifications and Powers. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of New York. The business of the Corporation shall be managed by the Board of Directors, subject to the provisions of the Certificate of Incorporation. In addition to the powers and authorities by these By-laws expressly conferred upon it, the Board may exercise all such powers of the Corporations and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done exclusively by the shareholders.

         Section 5. Meetings. Meetings of the Board of Directors may be held either within or without the State of New York. Meetings of the Board of Directors shall be held at those times and places as are fixed from time to time by resolution of the Board of Directors. Special meetings may be held at any time upon call of the Chairman of the Board, the Chief Executive Officer, the President, a Vice-President, or a majority of directors, upon written, notice deposited in the U.S. mail or sent via facsimile. A meeting of the Board of Directors may be held without notice immediately following the annual meeting of the shareholders. Notice need not be given of regular meetings of the Board of Directors if the times and places are fixed by resolution of the Board of Directors, nor need notice be given of adjourned meetings. Regular meetings may be held at any time without notice if all the directors are present or if, before the meeting, those not present waive such notice in writing. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at, any meeting.

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         Section 6. Quorum of Directors and Action by the Board. A majority of the entire Board of Directors shall constitute a quorum except that when the entire Board consists of one director, then one director shall constitute a quorum, and except that when a vacancy or vacancies prevents such majority, a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not they constitute a quorum, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the New York Business Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

         Section 7. Telephonic Meetings. Any member or members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

         Section 8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

         Section 9. Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated by the Board and may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided however that directors who are also salaried officers shall not receive fees or salaries as directors.

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         Section 10. Indemnification

         (a) Any person who was, is, or is threatened to be made a party to any action or proceeding, whether civil or criminal (including an action by or in the right of this Corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of this Corporation served in any capacity at the request of this Corporation), by reason of the fact that he, his testator or intestate, is or was a director or officer of this Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, shall be indemnified by this Corporation against all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense or appeal of any such action or proceeding, and against any other amounts, expenses and fees similarly incurred; provided that no indemnification shall be made to or on behalf of any director or officer where indemnification is prohibited by applicable law. This right of indemnification shall include the right of a director or officer to receive payment from this Corporation for expenses incurred in defending or appealing any such action or proceeding in advance of its final disposition; provided that the payment of expenses in advance of the final disposition of an action or proceeding shall be made only upon delivery to this Corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it should be determined ultimately that the director or officer is not entitled to be indemnified. The preceding right of indemnification shall be a contract right enforceable by the director or officer with respect to any claim, cause of action, action or proceeding accruing or arising while this by-law shall be in effect.

         (b) Any indemnification provided for by this Section shall be authorized in any manner provided by applicable law or, in the absence of such law:

                  (i) by the Board of Directors acting by a quorum of Directors who are not parties to such action or proceeding, upon a finding that there has been no judgment or other final adjudication adverse to the Director or officer which establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

                  (ii) if a quorum under clause (i) is not obtainable,

                       (1) by the Board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because there has been no such judgment or other final adjudication adverse to the director or officer, or

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                       (2) by the shareholders upon a finding that there has
         been no such judgment or other final adjudication adverse to the director or officer.

         (c) If a claim of indemnification is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to recover the expenses of prosecuting such claim.

         (d) The rights conferred on any person under this Section shall not be exclusive of any other right which may exist under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         (e) Subject to the laws of New York, the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation against any expense, liability or loss of the general nature contemplated by this section, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of New York.

         (f) It is the intent of the Corporation to indemnify its officers and directors to the fullest extent authorized by the laws of New York as they now exist or may hereafter be amended. If any portion of this Section shall for any reason be held invalid or unenforceable by judicial decision or legislative amendment, the valid and enforceable provisions of this Section will continue to be given effect and shall be construed so as to provide the broadest indemnification permitted by law.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. In General. The Board of Directors, by a resolution or resolutions adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees each consisting of one or more directors. Each committee shall have all the authority of the Board of Directors, except for: (1) submission to shareholders of any action that needs shareholders' approval, (2) the filing of vacancies in the Board of Directors,
(3) the fixing of compensation of the directors for serving on the board or any committee, (4) the amendment or repeal of these By-Laws, or the adoption of new by-laws, and (5) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be amendable or repealable.

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         Section 2. Executive Committee. Except as otherwise limited by the
Board of Directors or by these By-laws, the Executive Committee, if so designated by the Board of Directors, shall have and may exercise, when the Board is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board shall have the power at any time to change the membership of the Executive Committee, to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such assistance as it shall from time to time deem necessary. A majority of the members of the Executive Committee, if more than a single member, shall constitute a quorum.

                                   ARTICLE V

                                    OFFICERS

         Section 1. Number. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Treasurer, and a Secretary. In addition, there may be such subordinate officers as the Board of Directors may deem necessary. Any person may hold two or more offices.

         Section 2. Term of Office. The principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board of Directors following the shareholders' annual meeting, or as soon as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his or her successor shall have been chosen and qualified.

         Section 3. Removal. Any officer may be removed from office with or without cause, at any time by the vote of the Board of Directors. Such removal shall not prejudice the contract rights, if any, of the person so removed.

         Section 4. Vacancies. Any vacancy in any office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         Section 5. Duties.

         (a) Chief Executive Officer. The Chief Executive Officer shall have general active management of the business of the corporation, and in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board of Directors; and shall see that all orders and resolutions of the Board of Directors are carried into effect.

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         (b) President. The President, in the absence of the Chairman of the
Board, shall preside at all meetings of the shareholders and at all meeting of the Board of Directors. She or he shall have general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts, or other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall perform any and all other duties as are incident to her or his office or are properly required of him or her by the Board of Directors.

         (c) Vice-President. The Vice-Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice-President shall have any other duties as are assigned from time to time by the Board of Directors.

         (d) Secretary and Treasurer. The Secretary and the Treasurer shall perform those duties as are incident to their offices, or are properly required of them by the Board of Directors, or are assigned to them by the Certificate of Incorporation or these By-Laws.

         (e) Delegation. In case of the absence or disability of any officer of the Corporation and of or person authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or to any other director or to any other person whom it may select.

                                   ARTICLE VI

                             CERTIFICATES OF SHARES

         Section 1. Form. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation of the Corporation as the Board of Directors may from time to time prescribe. Such shares shall be approved by the Board of Directors, and shall be signed by the President or a Vice-President and by the Secretary or the Treasurer and shall bear the seal of the Corporation and shall not be valid unless signed and sealed. Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or

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facsimile signatures and whether the seal be a facsimile seal or any other form of seal. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, his residence, with the number of such shares and the date of issue, shall be entered on the Corporation's books. All certificates surrendered shall be cancelled and no new certificates issued until the former certificates for the same number of shares shall have been surrendered and cancelled, except as provided for herein.

         In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been affixed to any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, may nevertheless be adopted by the Corporation, and may be issued and delivered as though the person or persons who signed such certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers of the Corporation.

         Any restriction on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         Section 2. Subscription for Shares. Unless the subscription agreement provides otherwise, subscriptions for shares, whether made before or after the formation of the Corporation, shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. All calls for payments on subscriptions shall be uniform as to all shares of the same class or of the same series.

         Section 3. Addresses of Shareholders. Every shareholder shall furnish the Corporation with an address to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof notices may be addressed to him at his last known post office address.

         Section 4. Stolen, Lost, Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of that loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and surety as the Board of Directors in its discretion may require.

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         Section 5. Transfers of Shares. Upon compliance with all provisions restricting the transferability of shares, if any, transfer of stock shall be made only upon the books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, upon the surrender and cancellation of the certificates or certificates for such shares properly endorsed and the payment of all taxes due thereon. The Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class or series of stock of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made all certificates of stock of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or registrars of transfers, and shall not be valid unless so countersigned.

                                  ARTICLE VII

                              DIVIDENDS AND FINANCE

         Section 1. Dividends. Unless otherwise specified in the Certificate or Incorporation, the Board of Directors shall have the power to declare and pay dividends or to make other distributions.

         Section 2. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December in each year and shall begin on the next succeeding day, or shall be for such other period as the Board of Directors may designate.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         Section 1. Books and Records. Subject to the New York Business Corporation Law, the Corporation may keep its books and accounts outside the State of New York.

         Section 2. Amendments of By-Laws. The By-Laws may be adopted, amended or repealed by a majority of the shareholders entitled to vote in the election of any directors. By-Laws may also be adopted, amended or repealed by a majority of the Board of Directors. Any By-Laws adopted by the Board of Directors of the Corporation may be amended or repealed by the shareholders entitled to vote, as specified herein.



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